Exhibit 10.12

MASTER SUBSCRIPTION AGREEMENT

THIS MASTER SUBSCRIPTION AGREEMENT GOVERNS CUSTOMER’S ACQUISITION AND USE OF SFDC SERVICES. CAPITALIZED TERMS HAVE THE DEFINITIONS SET FORTH HEREIN.

IF CUSTOMER REGISTERS FOR A FREE TRIAL OF SFDC SERVICES OR FOR FREE SERVICES, THE APPLICABLE PROVISIONS OF THIS AGREEMENT WILL ALSO GOVERN THAT FREE TRIAL OR THOSE FREE SERVICES.

BY ACCEPTING THIS AGREEMENT, BY (1) CLICKING A BOX INDICATING ACCEPTANCE, (2) EXECUTING AN ORDER FORM THAT REFERENCES THIS AGREEMENT, OR (3) USING FREE SERVICES, CUSTOMER AGREES TO THE TERMS OF THIS AGREEMENT. IF THE INDIVIDUAL ACCEPTING THIS AGREEMENT IS ACCEPTING ON BEHALF OF A COMPANY OR OTHER LEGAL ENTITY, SUCH INDIVIDUAL REPRESENTS THAT THEY HAVE THE AUTHORITY TO BIND SUCH ENTITY AND ITS AFFILIATES TO THESE TERMS AND CONDITIONS, IN WHICH CASE THE TERM “CUSTOMER” SHALL REFER TO SUCH ENTITY AND ITS AFFILIATES. IF THE INDIVIDUAL ACCEPTING THIS AGREEMENT DOES NOT HAVE SUCH AUTHORITY, OR DOES NOT AGREE WITH THESE TERMS AND CONDITIONS, SUCH INDIVIDUAL MUST NOT ACCEPT THIS AGREEMENT AND MAY NOT USE THE SERVICES.

The Services may not be accessed for purposes of monitoring their availability, performance or functionality, or for any other benchmarking or competitive purposes.

SFDC’s direct competitors are prohibited from accessing the Services, except with SFDC’s prior written consent.

This Agreement was last updated on April 23, 2021. It is effective between Customer and SFDC as of the date of Customer’s accepting this Agreement (the “Effective Date”).

1.             DEFINITIONS

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with the subject entity. “Control,” for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.

“Agreement” means this Master Subscription Agreement.

“Beta Services” means SFDC services or functionality that may be made available to Customer to try at its option at no additional charge which is clearly designated as beta, pilot, limited release, developer preview, non-production, evaluation, or by a similar description.

“Content” means information obtained by SFDC from publicly available sources or its third party content providers and made available to Customer through the Services, Beta Services or pursuant to an Order Form, as more fully described in the Documentation.

“Customer” means in the case of an individual accepting this Agreement on his or her own behalf, such individual, or in the case of an individual accepting this Agreement on behalf of a company or other legal entity, the company or other legal entity for which such individual is accepting this Agreement, and Affiliates of that company or entity (for so long as they remain Affiliates) which have entered into Order Forms.

“Customer Data” means electronic data and information submitted by or for Customer to the Services, excluding Content and Non-SFDC Applications.

“Documentation” means the applicable Service’s Trust and Compliance documentation at https://trust.salesforce.com/en/trust-and-compliance-documentation/ and its usage guides and policies, as updated from time to time, accessible via help.salesforce.com or login to the applicable Service.

“Free Services” means Services that SFDC makes available to Customer free of charge. Free Services exclude Services offered as a free trial and Purchased Services.

“Malicious Code” means code, files, scripts, agents or programs intended to do harm, including, for example, viruses, worms, time bombs and Trojan horses.

“Marketplace” means an online directory, catalog or marketplace of applications that interoperate with the Services, including, for example, the AppExchange at http://www.salesforce.com/appexchange, or the Heroku add-ons catalog at https://elements.heroku.com/, and any successor websites.

“Non-SFDC Application” means a Web-based, mobile, offline or other software application functionality that interoperates with a Service, that is provided by Customer or a third party and/or listed on a Marketplace including as Salesforce Labs or under similar designation. Non-SFDC Applications, other than those obtained or provided by Customer, will be identifiable as such.

“Order Form” means an ordering document or online order specifying the Services to be provided hereunder that is entered into between Customer and SFDC or any of their Affiliates, including any addenda and supplements thereto. By entering into an Order Form hereunder, an Affiliate agrees to be bound by the terms of this Agreement as if it were an original party hereto.

“Purchased Services” means Services that Customer or Customer’s Affiliate purchases under an Order Form or online purchasing portal, as distinguished from Free Services or those provided pursuant to a free trial.

“Services” means the products and services that are ordered by Customer under an Order Form or online purchasing portal, or provided to Customer free of charge (as applicable) or under a free trial, and made available online by SFDC, including associated SFDC offline or mobile components, as described in the Documentation. “Services” exclude Content and Non-SFDC Applications.

“SFDC” means the salesforce.com company described in the “SFDC Contracting Entity, Notices, Governing Law, and Venue” section below.

“User” means, in the case of an individual accepting these terms on his or her own behalf, such individual, or, in the case of an individual accepting this Agreement on behalf of a company or other legal entity, an individual who is authorized by Customer to use a Service, for whom Customer has purchased a subscription (or in the case of any Services provided by SFDC without charge, for whom a Service has been provisioned), and to whom Customer (or, when applicable, SFDC at Customer’s request) has supplied a user identification and password (for Services utilizing authentication). Users may include, for example, employees, consultants, contractors and agents of Customer, and third parties with which Customer transacts business.

2.	SFDC RESPONSIBILITIES

2.1	Provision of Purchased Services. SFDC will (a) make the Services and Content available to Customer pursuant to this Agreement, and the applicable Order Forms and Documentation, (b) provide applicable SFDC standard support for the Purchased Services to Customer at no additional charge, and/or upgraded support if purchased, (c) use commercially reasonable efforts to make the online Purchased Services available 24 hours a day, 7 days a week, except for: (i) planned downtime (of which SFDC shall give advance electronic notice), and (ii) any unavailability caused by circumstances beyond SFDC’s reasonable control, including, for example, an act of God, act of government, flood, fire, earthquake, civil unrest, act of terror, strike or other labor problem (other than one involving SFDC employees), Internet service provider failure or delay, Non-SFDC Application, or denial of service attack, and (d) provide the Services in accordance with laws and government regulations applicable to SFDC’s provision of its Services to its customers generally (i.e., without regard for Customer’s particular use of the Services), and subject to Customer’s use of the Services in accordance with this Agreement, the Documentation and the applicable Order Form.

2.2	Protection of Customer Data. SFDC will maintain appropriate administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data, as described in the Documentation. Those safeguards will include, but will not be limited to, measures designed to prevent unauthorized access to or disclosure of Customer Data (other than by Customer or Users). The terms of the data processing addendum at https://www.salesforce.com/company/legal/agreements.jsp (“DPA”) posted as of the Effective Date are hereby incorporated by reference. To the extent Personal Data from the European Economic Area (EEA), the United Kingdom and Switzerland are processed by SFDC, its Processor Binding Corporate Rules, the EU-US and/or Swiss-US Privacy Shield, and/or the Standard Contractual Clauses shall apply, as further set forth in the DPA. For the purposes of the Standard Contractual Clauses, Customer and its applicable Affiliates are each the data exporter, and Customer’s acceptance of this Agreement, and an applicable Affiliate’s execution of an Order Form, shall be treated as its execution of the Standard Contractual Clauses and Appendices. Upon request by Customer made within 30 days after the effective date of termination or expiration of this Agreement, SFDC will make Customer Data available to Customer for export or download as provided in the Documentation. After such 30-day period, SFDC will have no obligation to maintain or provide any Customer Data, and as provided in the Documentation will thereafter delete or destroy all copies of Customer Data in its systems or otherwise in its possession or control, unless legally prohibited.

2.3	SFDC Personnel. SFDC will be responsible for the performance of its personnel (including its employees and contractors) and their compliance with SFDC’s obligations under this Agreement, except as otherwise specified in this Agreement.

2.4	Beta Services. From time to time, SFDC may make Beta Services available to Customer at no charge. Customer may choose to try such Beta Services or not in its sole discretion. Any use of Beta Services is subject to the Beta Services terms at https://www.salesforce.com/company/legal/agreements.jsp.

2.5	Free Trial. If Customer registers on SFDC’s or an Affiliate’s website for a free trial, SFDC will make the applicable Service(s) available to Customer on a trial basis free of charge until the earlier of (a) the end of the free trial period for which Customer registered to use the applicable Service(s), or (b) the start date of any Purchased Service subscriptions ordered by Customer for such Service(s), or (c) termination by SFDC in its sole discretion. Additional trial terms and conditions may appear on the trial registration web page. Any such additional terms and conditions are incorporated into this Agreement by reference and are legally binding.

ANY DATA CUSTOMER ENTERS INTO THE SERVICES, AND ANY CUSTOMIZATIONS MADE TO THE SERVICES BY OR FOR CUSTOMER, DURING CUSTOMER’S FREE TRIAL WILL BE PERMANENTLY LOST UNLESS CUSTOMER PURCHASES A SUBSCRIPTION TO THE SAME SERVICES AS THOSE COVERED BY THE TRIAL, PURCHASES APPLICABLE UPGRADED SERVICES, OR EXPORTS SUCH DATA, BEFORE THE END OF THE TRIAL PERIOD. CUSTOMER CANNOT TRANSFER DATA ENTERED OR CUSTOMIZATIONS MADE DURING THE FREE TRIAL TO A SERVICE THAT WOULD BE A DOWNGRADE FROM THAT COVERED BY THE TRIAL (E.G., FROM ENTERPRISE EDITION TO PROFESSIONAL EDITION); THEREFORE, IF CUSTOMER PURCHASES A SERVICE THAT WOULD BE A DOWNGRADE FROM THAT COVERED BY THE TRIAL, CUSTOMER MUST EXPORT CUSTOMER DATA BEFORE THE END OF THE TRIAL PERIOD OR CUSTOMER DATA WILL BE PERMANENTLY LOST.

NOTWITHSTANDING THE “REPRESENTATIONS, WARRANTIES, EXCLUSIVE REMEDIES AND DISCLAIMERS” SECTION AND “INDEMNIFICATION BY SFDC” SECTION BELOW, DURING THE FREE TRIAL THE SERVICES ARE PROVIDED “AS-IS” WITHOUT ANY WARRANTY AND SFDC SHALL HAVE NO INDEMNIFICATION OBLIGATIONS NOR LIABILITY OF ANY TYPE WITH RESPECT TO THE SERVICES FOR THE FREE TRIAL PERIOD UNLESS SUCH EXCLUSION OF LIABILITY IS NOT ENFORCEABLE UNDER APPLICABLE LAW IN WHICH CASE SFDC’S LIABILITY WITH RESPECT TO THE SERVICES PROVIDED DURING THE FREE TRIAL SHALL NOT EXCEED $1,000.00. WITHOUT LIMITING THE FOREGOING, SFDC AND ITS AFFILIATES AND ITS LICENSORS DO NOT REPRESENT OR WARRANT TO CUSTOMER THAT: (A) CUSTOMER’S USE OF THE SERVICES DURING THE FREE TRIAL PERIOD WILL MEET CUSTOMER’S REQUIREMENTS, (B) CUSTOMER’S USE OF THE SERVICES DURING THE FREE TRIAL PERIOD WILL BE UNINTERRUPTED, TIMELY, SECURE OR FREE FROM ERROR, AND (C) USAGE DATA PROVIDED DURING THE FREE TRIAL PERIOD WILL BE ACCURATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE “LIMITATION OF LIABILITY” SECTION BELOW, CUSTOMER SHALL BE FULLY LIABLE UNDER THIS AGREEMENT TO SFDC AND ITS AFFILIATES FOR ANY DAMAGES ARISING OUT OF CUSTOMER’S USE OF THE SERVICES DURING THE FREE TRIAL PERIOD, ANY BREACH BY CUSTOMER OF THIS AGREEMENT AND ANY OF CUSTOMER’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

CUSTOMER SHALL REVIEW THE APPLICABLE SERVICE’S DOCUMENTATION DURING THE TRIAL PERIOD TO BECOME FAMILIAR WITH THE FEATURES AND FUNCTIONS OF THE SERVICES BEFORE MAKING A PURCHASE.

2.6	Free Services. SFDC may make Free Services available to Customer. Use of Free Services is subject to the terms and conditions of this Agreement. In the event of a conflict between this section and any other portion of this Agreement, this section shall control. Free Services are provided to Customer without charge up to certain limits as described in the Documentation. Usage over these limits requires Customer’s purchase of additional resources or services. Customer agrees that SFDC, in its sole discretion and for any or no reason, may terminate Customer’s access to the Free Services or any part thereof. Customer agrees that any termination of Customer’s access to the Free Services may be without prior notice, and Customer agrees that SFDC will not be liable to Customer or any third party for such termination. Customer is solely responsible for exporting Customer Data from the Free Services prior to termination of Customer’s access to the Free Services for any reason, provided that if SFDC terminates Customer’s account, except as required by law SFDC will provide Customer a reasonable opportunity to retrieve its Customer Data.

NOTWITHSTANDING THE “REPRESENTATIONS, WARRANTIES, EXCLUSIVE REMEDIES AND DISCLAIMERS” SECTION AND “INDEMNIFICATION BY SFDC” SECTION BELOW, THE FREE SERVICES ARE PROVIDED “AS-IS” WITHOUT ANY WARRANTY AND SFDC SHALL HAVE NO INDEMNIFICATION OBLIGATIONS NOR LIABILITY OF ANY TYPE WITH RESPECT TO THE FREE SERVICES UNLESS SUCH EXCLUSION OF LIABILITY IS NOT ENFORCEABLE UNDER APPLICABLE LAW IN WHICH CASE SFDC’S LIABILITY WITH RESPECT TO THE FREE SERVICES SHALL NOT EXCEED $1,000.00. WITHOUT LIMITING THE FOREGOING, SFDC AND ITS AFFILIATES AND ITS LICENSORS DO NOT REPRESENT OR WARRANT TO CUSTOMER THAT: (A) CUSTOMER’S USE OF THE FREE SERVICES WILL MEET CUSTOMER’S REQUIREMENTS, (B) CUSTOMER’S USE OF THE FREE SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE OR FREE FROM ERROR, AND (C) USAGE DATA PROVIDED THROUGH THE FREE SERVICES WILL BE ACCURATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE “LIMITATION OF LIABILITY” SECTION BELOW, CUSTOMER SHALL BE FULLY LIABLE UNDER THIS AGREEMENT TO SFDC AND ITS AFFILIATES FOR ANY DAMAGES ARISING OUT OF CUSTOMER’S USE OF THE FREE SERVICES, ANY BREACH BY CUSTOMER OF THIS AGREEMENT AND ANY OF CUSTOMER’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

3.             USE OF SERVICES AND CONTENT

3.1	Subscriptions. Unless otherwise provided in the applicable Order Form or Documentation, (a) Purchased Services and access to Content are purchased as subscriptions for the term stated in the applicable Order Form or in the applicable online purchasing portal, (b) subscriptions for Purchased Services may be added during a subscription term at the same pricing as the underlying subscription pricing, prorated for the portion of that subscription term remaining at the time the subscriptions are added, and (c) any added subscriptions will terminate on the same date as the underlying subscriptions. Customer agrees that its purchases are not contingent on the delivery of any future functionality or features, or dependent on any oral or written public comments made by SFDC regarding future functionality or features.

3.2	Usage Limits. Services and Content are subject to usage limits specified in Order Forms and Documentation. If Customer exceeds a contractual usage limit, SFDC may work with Customer to seek to reduce Customer’s usage so that it conforms to that limit. If, notwithstanding SFDC’s efforts, Customer is unable or unwilling to abide by a contractual usage limit, Customer will execute an Order Form for additional quantities of the applicable Services or Content promptly upon SFDC’s request, and/or pay any invoice for excess usage in accordance with the “Invoicing and Payment” section below.

3.3	Customer Responsibilities. Customer will (a) be responsible for Users’ compliance with this Agreement, Documentation and Order Forms, (b) be responsible for the accuracy, quality and legality of Customer Data, the means by which Customer acquired Customer Data, Customer’s use of Customer Data with the Services, and the interoperation of any Non-SFDC Applications with which Customer uses Services or Content, (c) use commercially reasonable efforts to prevent unauthorized access to or use of Services and Content, and notify SFDC promptly of any such unauthorized access or use, (d) use Services and Content only in accordance with this Agreement, Documentation, the Acceptable Use and External Facing Services Policy at https://www.salesforce.com/company/legal/agreements.jsp, Order Forms and applicable laws and government regulations, and (e) comply with terms of service of any Non-SFDC Applications with which Customer uses Services or Content. Any use of the Services in breach of the foregoing by Customer or Users that in SFDC’s judgment threatens the security, integrity or availability of SFDC’s services, may result in SFDC’s immediate suspension of the Services, however SFDC will use commercially reasonable efforts under the circumstances to provide Customer with notice and an opportunity to remedy such violation or threat prior to any such suspension.

3.4	Usage Restrictions. Customer will not (a) make any Service or Content available to anyone other than Customer or Users, or use any Service or Content for the benefit of anyone other than Customer or its Affiliates, unless expressly stated otherwise in an Order Form or the Documentation, (b) sell, resell, license, sublicense, distribute, make available, rent or lease any Service or Content, or include any Service or Content in a service bureau or outsourcing offering, (c) use a Service or Non-SFDC Application to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of third-party privacy rights, (d) use a Service or Non-SFDC Application to store or transmit Malicious Code, (e) interfere with or disrupt the integrity or performance of any Service or third-party data contained therein, (f) attempt to gain unauthorized access to any Service or Content or its related systems or networks, (g) permit direct or indirect access to or use of any Services or Content in a way that circumvents a contractual usage limit, or use any Services to access or use any of SFDC intellectual property except as permitted under this Agreement, an Order Form, or the Documentation, (h) modify, copy, or create derivative works based on a Service or any part, feature, function or user interface thereof, (i) copy Content except as permitted herein or in an Order Form or the Documentation, (j) frame or mirror any part of any Service or Content, other than framing on Customer’s own intranets or otherwise for its own internal business purposes or as permitted in the Documentation, (k) except to the extent permitted by applicable law, disassemble, reverse engineer, or decompile a Service or Content or access it to (1) build a competitive product or service, (2) build a product or service using similar ideas, features, functions or graphics of the Service, (3) copy any ideas, features, functions or graphics of the Service, or (4) determine whether the Services are within the scope of any patent.

3.5	Removal of Content and Non-SFDC Applications. If Customer receives notice that Content or a Non-SFDC Application must be removed, modified and/or disabled to avoid violating applicable law, third-party rights, or the Acceptable Use and External Facing Services Policy, Customer will promptly do so. If Customer does not take required action in accordance with the above, or if in SFDC’s judgment continued violation is likely to reoccur, SFDC may disable the applicable Content, Service and/or Non-SFDC Application. If requested by SFDC, Customer shall confirm such deletion and discontinuance of use in writing and SFDC shall be authorized to provide a copy of such confirmation to any such third party claimant or governmental authority, as applicable. In addition, if SFDC is required by any third party rights holder to remove Content, or receives information that Content provided to Customer may violate applicable law or third-party rights, SFDC may discontinue Customer’s access to Content through the Services.

4.	NON-SFDC PRODUCTS AND SERVICES

4.1	Non-SFDC Products and Services. SFDC or third parties may make available (for example, through a Marketplace or otherwise) third-party products or services, including, for example, Non-SFDC Applications and implementation and other consulting services. Any acquisition by Customer of such products or services, and any exchange of data between Customer and any Non-SFDC provider, product or service is solely between Customer and the applicable Non-SFDC provider. SFDC does not warrant or support Non-SFDC Applications or other Non-SFDC products or services, whether or not they are designated by SFDC as “certified” or otherwise, unless expressly provided otherwise in an Order Form. SFDC is not responsible for any disclosure, modification or deletion of Customer Data resulting from access by such Non-SFDC Application or its provider.

4.2	Integration with Non-SFDC Applications. The Services may contain features designed to interoperate with Non-SFDC Applications. SFDC cannot guarantee the continued availability of such Service features, and may cease providing them without entitling Customer to any refund, credit, or other compensation, if for example and without limitation, the provider of a Non-SFDC Application ceases to make the Non-SFDC Application available for interoperation with the corresponding Service features in a manner acceptable to SFDC.

5.            FEES AND PAYMENT

5.1	Fees. Customer will pay all fees specified in Order Forms. Except as otherwise specified herein or in an Order Form, (i) fees are based on Services and Content subscriptions purchased and not actual usage, (ii) payment obligations are non- cancelable and fees paid are non-refundable, and (iii) quantities purchased cannot be decreased during the relevant subscription term.

5.2	Invoicing and Payment. Customer will provide SFDC with valid and updated credit card information, or with a valid purchase order or alternative document reasonably acceptable to SFDC. If Customer provides credit card information to SFDC, Customer authorizes SFDC to charge such credit card for all Purchased Services listed in the Order Form for the initial subscription term and any renewal subscription term(s) as set forth in the “Term of Purchased Subscriptions” section below. Such charges shall be made in advance, either annually or in accordance with any different billing frequency stated in the applicable Order Form. If the Order Form specifies that payment will be by a method other than a credit card, SFDC will invoice Customer in advance and otherwise in accordance with the relevant Order Form. Unless otherwise stated in the Order Form, invoiced fees are due net 30 days from the invoice date. Customer is responsible for providing complete and accurate billing and contact information to SFDC and notifying SFDC of any changes to such information.

5.3	Overdue Charges. If any invoiced amount is not received by SFDC by the due date, then without limiting SFDC’s rights or remedies, (a) those charges may accrue late interest at the rate of 1.5% of the outstanding balance per month, or the maximum rate permitted by law, whichever is lower, and/or (b) SFDC may condition future subscription renewals and Order Forms on payment terms shorter than those specified in the “Invoicing and Payment” section above.

5.4	Suspension of Service and Acceleration. If any charge owing by Customer under this or any other agreement for services is 30 days or more overdue, (or 10 or more days overdue in the case of amounts Customer has authorized SFDC to charge to Customer’s credit card), SFDC may, without limiting its other rights and remedies, accelerate Customer’s unpaid fee obligations under such agreements so that all such obligations become immediately due and payable, and suspend Services until such amounts are paid in full, provided that, other than for customers paying by credit card or direct debit whose payment has been declined, SFDC will give Customer at least 10 days’ prior notice that its account is overdue, in accordance with the “Manner of Giving Notice” section below for billing notices, before suspending services to Customer.

5.5	Payment Disputes. SFDC will not exercise its rights under the “Overdue Charges” or “Suspension of Service and Acceleration” section above if Customer is disputing the applicable charges reasonably and in good faith and is cooperating diligently to resolve the dispute.

5.6	Taxes. SFDC’s fees do not include any taxes, levies, duties or similar governmental assessments of any nature, including, for example, value-added, sales, use or withholding taxes, assessable by any jurisdiction whatsoever (collectively, “Taxes”). Customer is responsible for paying all Taxes associated with its purchases hereunder. If SFDC has the legal obligation to pay or collect Taxes for which Customer is responsible under this section, SFDC will invoice Customer and Customer will pay that amount unless Customer provides SFDC with a valid tax exemption certificate authorized by the appropriate taxing authority. For clarity, SFDC is solely responsible for taxes assessable against it based on its income, property and employees.

6.            PROPRIETARY RIGHTS AND LICENSES

6.1	Reservation of Rights. Subject to the limited rights expressly granted hereunder, SFDC, its Affiliates, its licensors and Content Providers reserve all of their right, title and interest in and to the Services and Content, including all of their related intellectual property rights. No rights are granted to Customer hereunder other than as expressly set forth herein.

6.2	Access to and Use of Content. Customer has the right to access and use applicable Content subject to the terms of applicable Order Forms, this Agreement and the Documentation.

6.3	License by Customer to SFDC. Customer grants SFDC, its Affiliates and applicable contractors a worldwide, limited-term license to host, copy, use, transmit, and display any Non-SFDC Applications and program code created by or for Customer using a Service or for use by Customer with the Services, and Customer Data, each as appropriate for SFDC to provide and ensure proper operation of the Services and associated systems in accordance with this Agreement. If Customer chooses to use a Non-SFDC Application with a Service, Customer grants SFDC permission to allow the Non-SFDC Application and its provider to access Customer Data and information about Customer’s usage of the Non-SFDC Application as appropriate for the interoperation of that Non-SFDC Application with the Service. Subject to the limited licenses granted herein, SFDC acquires noright, title or interest from Customer or its licensors under this Agreement in or to any Customer Data, Non-SFDC Application or such program code.

6.4	License by Customer to Use Feedback. Customer grants to SFDC and its Affiliates a worldwide, perpetual, irrevocable, royalty-free license to use and incorporate into its services any suggestion, enhancement request, recommendation, correction or other feedback provided by Customer or Users relating to the operation of SFDC’s or its Affiliates’ services.

6.5	Federal Government End Use Provisions. SFDC provides the Services, including related software and technology, for ultimate federal government end use in accordance with the following: The Services consist of “commercial items,” as defined at FAR 2.101. In accordance with FAR 12.211-12.212 and DFARS 227.7102-4 and 227.7202-4, as applicable, the rights of the U.S. Government to use, modify, reproduce, release, perform, display, or disclose commercial computer software, commercial computer software documentation, and technical data furnished in connection with the Services shall be as provided in this Agreement, except that, for U.S. Department of Defense end users, technical data customarily provided to the public is furnished in accordance with DFARS 252.227-7015. If a government agency needs additional rights, it must negotiate a mutually acceptable written addendum to this Agreement specifically granting those rights.

7.           CONFIDENTIALITY

7.1	Definition of Confidential Information. “Confidential Information” means all information disclosed by a party (“Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. Confidential Information of Customer includes Customer Data; Confidential Information of SFDC includes the Services and Content, and the terms and conditions of this Agreement and all Order Forms (including pricing). Confidential Information of each party includes business and marketing plans, technology and technical information, product plans and designs, and business processes disclosed by such party. However, Confidential Information does not include any information that (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party, (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party, (iii) is received from a third party without breach of any obligation owed to the Disclosing Party, or (iv) was independently developed by the Receiving Party. For the avoidance of doubt, the non-disclosure obligations set forth in this “Confidentiality” section apply to Confidential Information exchanged between the parties in connection with the evaluation of additional SFDC services.

7.2	Protection of Confidential Information. As between the parties, each party retains all ownership rights in and to its Confidential Information. The Receiving Party will use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but not less than reasonable care) to (i) not use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement and (ii) except as otherwise authorized by the Disclosing Party in writing, limit access to Confidential Information of the Disclosing Party to those of its and its Affiliates’ employees and contractors who need that access for purposes consistent with this Agreement and who have signed confidentiality agreements with the Receiving Party containing protections not materially less protective of the Confidential Information than those herein. Neither party will disclose the terms of this Agreement or any Order Form to any third party other than its Affiliates, legal counsel and accountants without the other party’s prior written consent, provided that a party that makes any such disclosure to its Affiliate, legal counsel or accountants will remain responsible for such Affiliate’s, legal counsel’s or accountant’s compliance with this “Confidentiality” section. Notwithstanding the foregoing, SFDC may disclose the terms of this Agreement and any applicable Order Form to a subcontractor or Non-SFDC Application Provider to the extent necessary to perform SFDC’s obligations under this Agreement, under terms of confidentiality materially as protective as set forth herein.

7.3	Compelled Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of the compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party’s cost, if the Disclosing Party wishes to contest the disclosure. If the Receiving Party is compelled by law to disclose the Disclosing Party’s Confidential Information as part of a civil proceeding to which the Disclosing Party is a party, and the Disclosing Party is not contesting the disclosure, the Disclosing Party will reimburse the Receiving Party for its reasonable cost of compiling and providing secure access to that Confidential Information.

8.	REPRESENTATIONS, WARRANTIES, EXCLUSIVE REMEDIES AND DISCLAIMERS

8.1	Representations. Each party represents that it has validly entered into this Agreement and has the legal power to do so.

8.2	SFDC Warranties. SFDC warrants that during an applicable subscription term (a) this Agreement, the Order Forms and the Documentation will accurately describe the applicable administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data, (b) SFDC will not materially decrease the overall security of the Services, (c) the Services will perform materially in accordance with the applicable Documentation, and (d) subject to the “Integration with Non-SFDC Applications” section above, SFDC will not materially decrease the overall functionality of the Services. For any breach of a warranty above, Customer’s exclusive remedies are those described in the “Termination” and “Refund or Payment upon Termination” sections below.

8.3	Disclaimers. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. CONTENT AND BETA SERVICES ARE PROVIDED “AS IS,” AND AS AVAILABLE EXCLUSIVE OF ANY WARRANTY WHATSOEVER.

9.	MUTUAL INDEMNIFICATION

9.1	Indemnification by SFDC. SFDC will defend Customer against any claim, demand, suit or proceeding made or brought against Customer by a third party alleging that any Purchased Service infringes or misappropriates such third party’s intellectual property rights (a “Claim Against Customer”), and will indemnify Customer from any damages, attorney fees and costs finally awarded against Customer as a result of, or for amounts paid by Customer under a settlement approved by SFDC in writing of, a Claim Against Customer, provided Customer (a) promptly gives SFDC written notice of the Claim Against Customer, (b) gives SFDC sole control of the defense and settlement of the Claim Against Customer (except that SFDC may not settle any Claim Against Customer unless it unconditionally releases Customer of all liability), and (c) gives SFDC all reasonable assistance, at SFDC’s expense. If SFDC receives information about an infringement or misappropriation claim related to a Service, SFDC may in its discretion and at no cost to Customer (i) modify the Services so that they are no longer claimed to infringe or misappropriate, without breaching SFDC’s warranties under “SFDC Warranties” above, (ii) obtain a license for Customer’s continued use of that Service in accordance with this Agreement, or (iii) terminate Customer’s subscriptions for that Service upon 30 days’ written notice and refund Customer any prepaid fees covering the remainder of the term of the terminated subscriptions. The above defense and indemnification obligations do not apply if (1) the allegation does not state with specificity that the Services are the basis of the Claim Against Customer; (2) a Claim Against Customer arises from the use or combination of the Services or any part thereof with software, hardware, data, or processes not provided by SFDC, if the Services or use thereof would not infringe without such combination; (3) a Claim Against Customer arises from Services under an Order Form for which there is no charge; or (4) a Claim against Customer arises from Content, a Non-SFDC Application or Customer’s breach of this Agreement, the Documentation or applicable Order Forms.

9.2	Indemnification by Customer. Customer will defend SFDC and its Affiliates against any claim, demand, suit or proceeding made or brought against SFDC by a third party alleging (a) that any Customer Data or Customer’s use of Customer Data with the Services, (b) a Non-SFDC Application provided by Customer, or (c) the combination of a Non-SFDC Application provided by Customer and used with the Services, infringes or misappropriates such third party’s intellectual property rights, or arising from Customer’s use of the Services or Content in an unlawful manner or in violation of the Agreement, the Documentation, or Order Form (each a “Claim Against SFDC”), and will indemnify SFDC from any damages, attorney fees and costs finally awarded against SFDC as a result of, or for any amounts paid by SFDC under a settlement approved by Customer in writing of, a Claim Against SFDC, provided SFDC (a) promptly gives Customer written notice of the Claim Against SFDC, (b) gives Customer sole control of the defense and settlement of the Claim Against SFDC (except that Customer may not settle any Claim Against SFDC unless it unconditionally releases SFDC of all liability), and (c) gives Customer all reasonable assistance, at Customer’s expense. The above defense and indemnification obligations do not apply if a Claim Against SFDC arises from SFDC’s breach of this Agreement, the Documentation or applicable Order Forms.

9.3	Exclusive Remedy. This “Mutual Indemnification” section states the indemnifying party’s sole liability to, and the indemnified party’s exclusive remedy against, the other party for any third party claim described in this section.

10.          LIMITATION OF LIABILITY

10.1	Limitation of Liability. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EACH PARTY TOGETHER WITH ALL OF ITS AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY CUSTOMER AND ITS AFFILIATES HEREUNDER FOR THE SERVICES GIVING RISE TO THE LIABILITY IN THE TWELVE MONTHS PRECEDING THE FIRST INCIDENT OUT OF WHICH THE LIABILITY AROSE. THE FOREGOING LIMITATION WILL APPLY WHETHER AN ACTION IS IN CONTRACT OR TORT AND REGARDLESS OF THE THEORY OF LIABILITY, BUT WILL NOT LIMIT CUSTOMER’S AND ITS AFFILIATES’ PAYMENT OBLIGATIONS UNDER THE “FEES AND PAYMENT” SECTION ABOVE.

10.2	Exclusion of Consequential and Related Damages. IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES HAVE ANY LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ANY LOST PROFITS, REVENUES, GOODWILL, OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, COVER, BUSINESS INTERRUPTION OR PUNITIVE DAMAGES, WHETHER AN ACTION IS IN CONTRACT OR TORT AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF A PARTY OR ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF A PARTY’S OR ITS AFFILIATES’ REMEDY OTHERWISE FAILS OF ITS ESSENTIAL PURPOSE. THE FOREGOING DISCLAIMER WILL NOT APPLY TO THE EXTENT PROHIBITED BY LAW.

11.          TERM AND TERMINATION

11.1	Term of Agreement. This Agreement commences on the date Customer first accepts it and continues until all subscriptions hereunder have expired or have been terminated.

11.2	Term of Purchased Subscriptions. The term of each subscription shall be as specified in the applicable Order Form. Except as otherwise specified in an Order Form, subscriptions will automatically renew for additional periods equal to the expiring subscription term or one year (whichever is shorter), unless either party gives the other written notice (email acceptable) at least 30 days before the end of the relevant subscription term. Except as expressly provided in the applicable Order Form, renewal of promotional or one-time priced subscriptions will be at SFDC’s applicable list price in effect at the time of the applicable renewal. Notwithstanding anything to the contrary, any renewal in which subscription volume or subscription length for any Services has decreased from the prior term will result in re-pricing at renewal without regard to the prior term’s per-unit pricing.

11.3	Termination. A party may terminate this Agreement for cause (i) upon 30 days written notice to the other party of a material breach if such breach remains uncured at the expiration of such period, or (ii) if the other party becomes the subject of a petition in bankruptcy or any other proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors.

11.4	Refund or Payment upon Termination. If this Agreement is terminated by Customer in accordance with the “Termination” section above, SFDC will refund Customer any prepaid fees covering the remainder of the term of all Order Forms after the effective date of termination. If this Agreement is terminated by SFDC in accordance with the “Termination” section above, Customer will pay any unpaid fees covering the remainder of the term of all Order Forms to the extent permitted by applicable law. In no event will termination relieve Customer of its obligation to pay any fees payable to SFDC for the period prior to the effective date of termination.

11.5	Surviving Provisions. The sections titled “Free Services,” “Fees and Payment,” “Proprietary Rights and Licenses,” “Confidentiality,” “Disclaimers,” “Mutual Indemnification,” “Limitation of Liability,” “Refund or Payment upon Termination,” “Removal of Content and Non-SFDC Applications,” “Surviving Provisions” and “General Provisions” will survive any termination or expiration of this Agreement, and the section titled “Protection of Customer Data” will survive any termination or expiration of this Agreement for so long as SFDC retains possession of Customer Data.

12.          GENERAL PROVISIONS

12.1	Export Compliance. The Services, Content, other SFDC technology, and derivatives thereof may be subject to export laws and regulations of the United States and other jurisdictions. SFDC and Customer each represents that it is not named on any U.S. government denied-party list. Customer will not permit any User to access or use any Service or Content in a U.S.-embargoed country or region (currently Cuba, Iran, North Korea, Sudan, Syria or Crimea) or in violation of any U.S. export law or regulation.

12.2	Anti-Corruption. Neither party has received or been offered any illegal or improper bribe, kickback, payment, gift, or thing of value from an employee or agent of the other party in connection with this Agreement. Reasonable gifts and entertainment provided in the ordinary course of business do not violate the above restriction.

12.3	Entire Agreement and Order of Precedence. This Agreement is the entire agreement between SFDC and Customer regarding Customer’s use of Services and Content and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter. The parties agree that any term or condition stated in a Customer purchase order or in any other Customer order documentation (excluding Order Forms) is void. In the event of any conflict or inconsistency among the following documents, the order of precedence shall be: (1) the applicable Order Form, (2) this Agreement, and (3) the Documentation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

12.4	Relationship of the Parties. The parties are independent contractors. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the parties. Each party will be solely responsible for payment of all compensation owed to its employees, as well as all employment-related taxes.

12.5       Third-Party Beneficiaries. There are no third-party beneficiaries under this Agreement.

12.6	Waiver. No failure or delay by either party in exercising any right under this Agreement will constitute a waiver of that right.

12.7	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the provision will be deemed null and void, and the remaining provisions of this Agreement will remain in effect.

12.8	Assignment. Neither party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the other party’s prior written consent (not to be unreasonably withheld); provided, however, either party may assign this Agreement in its entirety (including all Order Forms), without the other party’s consent to its Affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. Notwithstanding the foregoing, if a party is acquired by, sells substantially all of its assets to, or undergoes a change of control in favor of, a direct competitor of the other party, then such other party may terminate this Agreement upon written notice. In the event of such a termination, SFDC will refund Customer any prepaid fees covering the remainder of the term of all subscriptions for the period after the effective date of such termination. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

12.9	SFDC Contracting Entity, Notices, Governing Law, and Venue. The SFDC entity entering into this Agreement, the address to which Customer should direct notices under this Agreement, the law that will apply in any dispute or lawsuit arising out of or in connection with this Agreement, and the courts that have jurisdiction over any such dispute or lawsuit, depend on where Customer is domiciled.

If Customer is	The SFDC entity	Notices should be addressed to:	Governing law is:	Courts with
domiciled in:	entering into this			exclusive
	Agreement is:			jurisdiction are:
The United States of America, Mexico or a Country in Central or South America or the Caribbean	salesforce.com, inc., a Delaware corporation	Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California, 94105, U.S.A., attn: VP, Worldwide Sales Operations, with a copy to attn: General Counsel.	California and controlling United States federal law	San Francisco, California, U.S.A.
Brazil	Salesforce Tecnologia Ltda.	Av. Jornalista Roberto Marinho, 85, 14° Andar - Cidade Monções, CEP 04576-010 São Paulo - SP	Brazil	São Paulo, SP, Brazil
Canada	salesforce.com Canada Corporation, a Nova Scotia corporation	Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California, 94105, U.S.A., attn: VP, Worldwide Sales Operations, with a copy to attn: General Counsel.	Ontario and controlling Canadian federal law	Toronto, Ontario, Canada
France	salesforce.com France, a French S.A.S company with a share capital of 37,000 €, registered with the Paris Trade Registry under number 483 993 226 RCS Paris, Registered office: 3 Avenue Octave Gréard, 75007 Paris, France	Salesforce.com Sarl, Route de la Longeraie 9, Morges, 1110, Switzerland, attn: Director, EMEA Sales Operations, with a copy to attn.: Legal Department - Service Juridique, 3 Avenue Octave Gréard, 75007 Paris, France.	France	Paris, France
Germany	salesforce.com Germany GmbH, a limited liability company, incorporated in Germany	Salesforce.com Sarl, Route de la Longeraie 9, Morges, 1110, Switzerland, attn: Director, EMEA Sales Operations, with a copy to attn.: Legal Department - Erika-Mann-Strasse 31-37, 80636 München, Germany.	Germany	Munich, Germany
Italy	Salesforce.com Italy S.r.l., an Italian limited liability company having its registered address at Piazza Filippo Meda 5, 20121 Milan (MI), VAT / Fiscal code n. 04959160963	Salesforce.com Sarl, Route de la Longeraie 9, Morges, 1110, Switzerland, attn: Director, EMEA Sales Operations, with a copy to attn.: Legal Department	Italy	Milan, Italy
Spain	Salesforce Systems Spain, S.L.U., a limited liability company incorporated in Spain	Salesforce.com Sarl, Route de la Longeraie 9, Morges, 1110, Switzerland, attn: Director, EMEA Sales Operations, with a copy to attn.: Legal Department - Paseo de la Castellana 79, Madrid, 28046, Spain	Spain	Madrid, Spain

United Kingdom	Salesforce UK Limited (f/k/a salesforce.com EMEA Limited), a limited liability company incorporated in England	Salesforce.com Sarl, Route de la Longeraie 9, Morges, 1110, Switzerland, attn: Director, EMEA Sales Operations, with a copy to attn: Legal Department, Salesforce UK Limited (f/k/a salesforce.com EMEA Limited), Floor 26 Salesforce Tower, 110 Bishopsgate, London, EC2N 4AY, United Kingdom.	England	London, England
A Country in Europe, the Middle East or Africa, other than France, Germany, Italy, Spain, and the United Kingdom	SFDC Ireland Limited, a limited liability company incorporated in Ireland	Salesforce.com Sarl, Route de la Longeraie 9, Morges, 1110, Switzerland, attn: Director, EMEA Sales Operations, with a copy to attn.: Legal Department - 3rd and 4th Floor, 1 Central Park Block G, Central Park, Leopardstown, Dublin 18, Ireland	England	London, England
Japan	Kabushiki Kaisha Salesforce.com, a Japan corporation	JP Tower 12F, 2-7-2 Marunouchi, Chiyoda-ku, Tokyo 100-7012, Japan, attn: Senior Director, Japan Sales Operations, with a copy to attn: General Counsel.	Japan	Tokyo, Japan
A Country in Asia or the Pacific region, other than Japan, Australia or New Zealand	Salesforce.com Singapore Pte Ltd, a Singapore private limited company	5 Temasek Boulevard #13-01, Suntec Tower 5, Singapore, 038985, attn: Director, APAC Sales Operations, with a copy to attn: General Counsel.	Singapore	Singapore
Australia or New Zealand	SFDC Australia Pty Ltd	201 Sussex Street, Darling Park Tower 3, Level 12, Sydney NSW 2000, attn: Senior Director, Finance with a copy to attn: General Counsel.	New South Wales, Australia	New South Wales, Australia

12.10	Manner of Giving Notice. Except as otherwise specified in this Agreement, all notices related to this Agreement will be in writing and will be effective upon (a) personal delivery, (b) the second business day after mailing, or (c), except for notices of termination or an indemnifiable claim (“Legal Notices”), which shall clearly be identifiable as Legal Notices, the day of sending by email. Billing-related notices to Customer will be addressed to the relevant billing contact designated by Customer. All other notices to Customer will be addressed to the relevant Services system administrator designated by Customer.

12.11	Agreement to Governing Law and Jurisdiction. Each party agrees to the applicable governing law above without regard to choice or conflicts of law rules, and to the exclusive jurisdiction of the applicable courts above.

12.12	Local Law Requirements: France.

With respect to Customers domiciled in France :

(1) in the event of any conflict between any statutory law in France applicable to Customer, and the terms and conditions of this Agreement, the applicable statutory law shall prevail.

(2) a new Section 12.12.1 is added as follows :

12.12.1 PGSSI-S. To the extent Customer is subject to Article L.1111-8 (or any successor thereto) of the French public health code (Code de la Santé Publique), Customer shall abide by the Global Information Security Policy for the Healthcare Sector (PGSSI-S) pursuant to Article L.1110-4-1 (or any successor thereto) of the aforementioned code.

12.13	Local Law Requirements: Germany. With respect to Customers domiciled in Germany, Section 8 “REPRESENTATIONS, WARRANTIES, EXCLUSIVE REMEDIES AND DISCLAIMERS”, Section 9.3 “Exclusive Remedy”, and Section 10 “LIMITATION OF LIABILITY” of this Agreement are replaced with the following sections respectively:

8 WARRANTIES FOR CUSTOMERS DOMICILED IN GERMANY

8.1 Agreed Quality of the Services. SFDC warrants that during an applicable subscription term (a) this Agreement, the Order Forms and the Documentation will accurately describe the applicable administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data, (b) SFDC will not materially decrease the overall security of the Services, (c) the Services will perform materially in accordance with the applicable Documentation, and (d) subject to the “Integration with Non-SFDC Applications” section above, SFDC will not materially decrease the overall functionality of the Services.

8.2 Content. SFDC is not designating or adopting Content as its own and assumes no warranty or liability for Content. The parties agree that the “Reporting of Defects”, “Remedies resulting from Defects” and “Exclusions” section shall apply accordingly to SFDC’s responsibility in the event SFDC is deemed responsible for Content by a court of competent jurisdiction.

8.3 Reporting of Defects. Customer shall report any deviation of the Services from the “Agreed Quality of the Services” section (“Defect”) to SFDC in writing without undue delay and shall submit a detailed description of the Defect or, if not possible, of the symptoms of the Defect. Customer shall forward to SFDC any useful information available to Customer for rectification of the Defect.

8.4 Remedies resulting from Defects. SFDC shall rectify any Defect within a reasonable period of time. If such rectification fails, Customer may terminate the respective Order Form provided that SFDC had enough time for curing the Defect. The “Refund or Payment upon Termination” section, sentence and 1 and sentence 3 shall apply accordingly. If SFDC is responsible for the Defect or if SFDC is in default with the rectification, Customer may assert claims for the damage caused in the scope specified in the “Limitation of Liability” section below.

8.5 Defects in Title. Defects in title of the Services shall be handled in accordance with the provisions of Clause 9 “Mutual Indemnification”.

8.6 Exclusions. Customer shall have no claims under this Clause 8 “Warranty” if a Defect was caused by the Services not being used by Customer in accordance with the provisions of this Agreement, the Documentation and the applicable Order Forms.

9.3 Liability resulting from Indemnification for Customers domiciled in Germany. The below “Limitation of Liability” section shall apply to any claims resulting from this “Mutual Indemnification” section.

10. LIMITATION OF LIABILITY FOR CUSTOMERS DOMICILED IN GERMANY

10.1 Unlimited Liability. The Parties shall be mutually liable without limitation

(a) in the event of willful misconduct or gross negligence,

(b) within the scope of a guarantee taken over by the respective party,

(c) in the event that a defect is maliciously concealed,

(d) in case of an injury to life, body or health,

(e) according to the German Product Liability Law.

10.2 Liability for Breach of Cardinal Duties. If cardinal duties are infringed due to slight negligence and if, as a consequence, the achievement of the objective of this Agreement including any applicable Order Form is endangered, or in the case of a slightly negligent failure to comply with duties, the very discharge of which is an essential prerequisite for the proper performance of this Agreement (including any applicable Order Form), the parties’ liability shall be limited to foreseeable damage typical for the contract. In all other respects, any liability for damage caused by slight negligence shall be excluded.

10.3 Liability Cap. Unless the parties are liable in accordance with “Unlimited Liability” section above, in no event shall the aggregate liability of each party together with all of its Affiliates arising out of or related to this Agreement exceed the total amount paid by Customer and its Affiliates hereunder for the Services giving rise to the liability in the 12 months preceding the first incident out of which the liability arose. The foregoing limitation will not limit Customer’s and its Affiliates’ payment obligations under the “Fees and Payment” section above.

10.4 Scope. With the exception of liability in accordance with the “Unlimited Liability” section, the above limitations of liability shall apply to all claims for damages, irrespective of the legal basis including claims for tort damages. The above limitations of liability also apply in the case of claims for a party’s damages against the respective other party’s employees, agents or bodies.

12.14	Local Law Requirements: Italy. With respect to Customers domiciled in Italy, Section 5.2 “Invoicing and Payment”,Section 5.3 “Overdue Charges”, Section 5.4 “Suspension of Service and Acceleration”, and Section 12.2 “Anti Corruption” of this Agreement are replaced with the following sections respectively:

5.2. Invoicing and Payment

5.2.1 Invoicing and Payment. Fees will be invoiced in advance and otherwise in accordance with the relevant Order Form. Unless otherwise stated in the Order Form, fees are due net 30 days from the invoice date. The parties acknowledge that invoices are also be submitted electronically by SFDC in accordance with the “Electronic Invoicing” section below through the Agenzia delle Entrate’s Exchange System (SDI – Sistema di Interscambio) and any delay due to the SDI shall not affect the foregoing payment term. Customer shall be responsible for providing complete and accurate billing and contact information to SFDC and shall notify SFDC of any changes to such information.

5.2.2 Electronic Invoicing. The invoice will be issued in electronic format as defined in article 1, paragraph 916, of Law no. 205 of December 27, 2017, which introduced the obligation of electronic invoicing, starting from January 1, 2019, for the sale of goods and services performed between residents, established or identified in the territory of the Italian State. To facilitate such electronic invoicing, Customer shall provide to SFDC at least the following information in writing: Customer full registered company name, registered office address, VAT number, tax/fiscal code and any additional code and/or relevant information required under applicable law. In any event, the parties shall cooperate diligently to enable such electronic invoicing process. Any error due to the provision by Customer of incorrect or insufficient invoicing information preventing (a) SFDC to successfully submit the electronic invoice to the SDI or (b) the SDI to duly and effectively process such invoice or (c) which, in any event, requires SFDC to issue an invoice again, shall not result in an extension of the payment term set out in the “Invoicing and Payment” section above, and such term shall still be calculated from the date of the original invoice. SFDC reserves the right to provide any invoice copy in electronic form via email in addition to the electronic invoicing described herein.

5.2.3 Split Payment. If subject to the “split payment” regime, Customer shall be exclusively responsible for payment of any VAT amount due, provided that Customer shall confirm to SFDC the applicability of such regime and, if applicable, Customer shall provide proof of such VAT payment to SFDC and, if applicable, Customer shall provide proof of such VAT payment to SFDC.

5.3 Overdue Charges. Subject to the “Payment Disputes” section below, if any invoiced amount is not received by SFDC by the due date, then without limiting SFDC’s rights or remedies, those charges, without the need for notice of default, may accrue late interest at the rate of 1.5% of the outstanding balance per month, or the maximum rate permitted by law (Legislative Decree no. 231/2002), whichever is lower and/or (b) SFDC may condition future subscription renewals and Order Forms on payment terms shorter than those specified in the “Invoicing and Payment” section above.

5.4. Suspension of Service. Subject to the “Payment Disputes” section below, if any charge owing by Customer under this or any other agreement for services is 30 days or more overdue, (or 10 or more days overdue in the case of amounts Customer has authorized SFDC to charge to Customer’s credit card), SFDC may, without limiting its other rights and remedies, suspend Services until such amounts are paid in full, provided that, other than for customers paying by credit card or direct debit whose payment has been declined, SFDC will give Customer at least 10 days’ prior notice that its account is overdue, in accordance with the “Manner of Giving Notice” section below for billing notices, before suspending services to Customer.

12.2 Anti-Corruption.

12.2.1 Anti-Corruption. Neither party has received or been offered any illegal or improper bribe, kickback, payment, gift, or thing of value from an employee or agent of the other party in connection with this Agreement. Reasonable gifts and entertainment provided in the ordinary course of business do not violate the above restriction.

12.2.2 Code of Conduct and Organization, Management and Control Model. Customer acknowledges that SFDC has adopted an Organization, Management and Control Model pursuant to Legislative Decree 231/2001 to prevent crimes provided for therein and commits to comply with the principles contained in the above Legislative Decree 231/2001 and in the SFDC Code of Conduct which is available at the following link: https://www.salesforce.com/content/dam/web/en_us/www/documents/legal/compliance%20documents/salesforce-code-of-cond uct.pdf. Customer also acknowledges and agrees that the violation of the principles and the provisions contained in Legislative Decree 231/2001 and in the SFDC Code of Conduct by Customer may entitle SFDC, based on the severity of the violation, to terminate this Agreement for cause as set out in Section 11.3(i) above.

12.15	Local Law Requirements: Spain. With respect to Customers domiciled in Spain, in the event of any conflict between any statutory law in Spain applicable to Customer, and the terms and conditions of this Agreement, the applicable statutory law shall prevail.

salesforce.com Singapore Pte Ltd	ORDER FORM for Wealth Dynamics Pte Ltd
5 Temasek Boulevard	Offer Valid Through: 07/10/2020
#13-01 Suntec Tower 5	Proposed by: Lars Weigert
Singapore 038985	Quote Number: Q-03934654

ORDER FORM

Address Information

Bill To:	Ship To:
One George Street #10-01,	One George Street #10-01,
Singapore	Singapore
Singapore, 049145	Singapore, 049145
SG - Singapore	SG - Singapore

Billing Company Name: Wealth Dynamics Pte Ltd	Billing Phone: +65 97107275
Billing Contact Name: Suraj Naik	Billing Fax:
Billing Email Address: suraj@wealthdynamics.org	Billing Language: English

Terms and Conditions

Contract Start Date*: 20/10/2020	Payment Method: Wire Transfer
Contract End Date*: 19/10/2024	Payment Terms: Net 30
Billing Frequency: Semi-annual	Billing Method: Email

Services

	Order	Order	Order Term	Monthly/
Services	Start Date*	End Date*	(months)*	Unit Price**	Quantity	Total Price
Sales & Service Cloud - Enterprise Edition (Sales)	20/10/2020	19/10/2024	48	USD 102.50	39	USD 191,880.00
Heroku - 1,000 Add-on Credits - Data	20/10/2020	19/10/2024	48	USD 540.00	1	USD 25,920.00
Heroku - 250k Connect Rows	20/10/2020	19/10/2024	48	USD 5.95	84	USD 23,990.40
Heroku - 1 Dyno Unit	20/10/2020	19/10/2024	48	USD 31.50	40	USD 60,480.00
Data Storage (10GB)	20/10/2020	19/10/2024	48	USD 750.00	5	USD 180,000.00
Partner Community - Enterprise Edition - Members	20/10/2020	19/10/2024	48	USD 25.00	3	USD 3,600.00
CPQ Plus - Enterprise Edition	20/10/2020	19/10/2024	48	USD 150.00	1	USD 7,200.00
Billing Plus	20/10/2020	19/10/2024		USD 8,000.00	4	USD 32,000.00
Additional API Calls - 10,000 per day	20/10/2020	19/10/2024	48	USD 25.00	5	USD 6,000.00
Heroku - 1,000 Add-on Credits - Partner	20/10/2020	19/10/2024	48	USD 552.00	1	USD 26,496.00
					Total: USD 557,566.40

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*If this Order Form is executed and/or returned to salesforce.com by Customer after the Order Start Date above, salesforce.com may adjust the Order Start Date and Order End Date, without increasing the Total Price, based on the date salesforce.com activates the products and provided that the total term length does not change. Following activation, any adjustments to such Order Start Date and Order End Date may be confirmed by logging into Checkout, by reference to the order confirmation email sent by salesforce.com to the Billing Email Address above, and/or by contacting Customer Service.

**The Monthly/Unit Price shown above has been rounded to two decimal places for display purposes. As many as eight decimal places may be present in the actual price. The totals for this order were calculated using the actual price, rather than the Monthly/Unit Price displayed above, and are the true and binding totals for this order

Prices shown above do not include any taxes that may apply. Any such taxes are the responsibility of Customer. This is not an invoice.

For customers based in the United States, any applicable taxes will be determined based on the laws and regulations of the taxing authority(ies) governing the “Ship To” location provided by Customer on this Order Form.

Pricing Schedule

	Monthly/
Product	Unit Price**	Quantity For
Sales & Service Cloud - Enterprise Edition (Sales)	USD 102.50	39
Heroku - 1 Dyno Unit	USD 31.50	40
Billing Plus	USD 8,000.00	4
Data Storage (10GB)	USD 750.00	5

The pricing in the Pricing Schedule above is stated in terms of monthly per-subscription pricing. In case the above Pricing Schedule provides for tiered pricing, the volume pricing levels are monthly and are based upon the aggregate total number of full-use subscriptions of the applicable Services purchased by the customer entity executing this Order Form (“Customer”) which are in effect as of this Order Form’s Order Start Date. Any price decreases shall have no effect on previously purchased subscriptions. Only add-on Orders by Customer that are associated with this Order Form, for the same Service and edition, during the order term herein, are eligible for the applicable volume pricing levels under this Pricing Schedule. If a single additional add-on Order raises the aggregate number of subscriptions for any product listed in the table above the threshold limits specified above, only those subscriptions exceeding the new threshold are entitled to the reduced pricing. Volume discounts do not accumulate across different Services or editions. Any renewals of the subscriptions purchased under this Order Form are not eligible for this Pricing Schedule unless expressly agreed to in writing between the parties in an applicable renewal Order Form.

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Quote Special Terms

Customer acknowledges and agrees that the 1 Heroku - 1,000 Add-on Credits - Data subscription ordered hereunder at pricing of $540 subscription/month is a Restricted Use Subscription, and shall be subject to the following restriction: The Restricted Use Subscription shall only be used for 500 of Heroku - 1,000 Add-on Credits - Data. These restrictions shall be cumulative and shall apply to all Restricted Use Subscriptions purchased under this Order Form. Customer must strictly segregate all Restricted Use Subscriptions from any full-featured subscriptions it may hold by setting up and enforcing a unique profile in the Service associated with such Restricted Use Subscriptions. Customer understands that the above functionality limitations are contractual in nature (i.e., the functionality itself has not been disabled as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use of such Restricted Use Subscriptions and enforce the applicable restrictions. Salesforce.com (http://salesforce.com/) may audit Customer’s use of Restricted Use Subscriptions at any time through the Service. Should any audit reveal any unauthorized use of Restricted Use Subscriptions, Customer agrees it will pay, within five (5) business days of notice of the audit results, the difference between the contract price for Restricted Use Subscriptions and the list price for full subscriptions of the above-named product, for all of the Restricted Use Subscriptions showing unauthorized use (taken as a group), beginning with the date of the first violation through the end of the then current subscription term. Upon such payment, all such Restricted Use Subscriptions showing unauthorized use will be converted into full subscriptions for the remainder of the then current subscription term.

Customer acknowledges and agrees that the 84 Heroku - 250k Connect Rows subscriptions ordered hereunder at pricing of $5.95subscription/month are Restricted Use Subscriptions, and shall be subject to the following restrictions: i) the Restricted Use Subscriptions shall only be used for the Heroku - 250k Connect Rows; and (ii) the number of synced rows between the Heroku Services and Customer’s instance of salesforce.com (http://salesforce.com/) shall not exceed 21,000,000 synced rows. These include 300,000 active synced rows and up to 20,700,000 inactive synced rows. These restrictions shall be cumulative and shall apply to all Restricted Use Subscriptions purchased under this Order Form. Customer must strictly segregate all Restricted Use Subscriptions from any full-featured subscriptions it may hold by setting up and enforcing a unique profile in the Service associated with such Restricted Use Subscriptions. Customer understands that the above functionality limitations are contractual in nature (i.e., the functionality itself has not been disabled as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use of such Restricted Use Subscriptions and enforce the applicable restrictions. Salesforce.com (http://salesforce.com/) may audit Customer’s use of Restricted Use Subscriptions at any time through the Service. Should any audit reveal any unauthorized use of Restricted Use Subscriptions, Customer agrees it will pay, within five (5) business days of notice of the audit results, the difference between the contract price for Restricted Use Subscriptions and the list price for full subscriptions of the above-named product, for all of the Restricted Use Subscriptions showing unauthorized use (taken as a group), beginning with the date of the first violation through the end of the then current subscription term. Upon such payment, all such Restricted Use Subscriptions showing unauthorized use will be converted into full subscriptions for the remainder of the then current subscription term

Customer acknowledges and agrees that the 1 Heroku - 1,000 Add-on Credits - Partner subscription ordered hereunder at pricing of $552 subscription/month is a Restricted Use Subscription, and shall be subject to the following restriction: The Restricted Use Subscription shall only be used for 460 of Heroku - 1,000 Add-on Credits - Partner. These restrictions shall be cumulative and shall apply to all Restricted Use Subscriptions purchased under this Order Form. Customer must strictly segregate all Restricted Use Subscriptions from any full-featured subscriptions it may hold by setting up and enforcing a unique profile in the Service associated with such Restricted Use Subscriptions. Customer understands that the above functionality limitations are contractual in nature (i.e., the functionality itself has not been disabled as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use of such Restricted Use Subscriptions and enforce the applicable restrictions. Salesforce.com (http://salesforce.com/) may audit Customer’s use of Restricted Use Subscriptions at any time through the Service. Should any audit reveal any unauthorized use of Restricted Use Subscriptions, Customer agrees it will pay, within five (5) business days of notice of the audit results, the difference between the contract price for Restricted Use Subscriptions and the list price for full subscriptions of the above-named product, for all of the Restricted Use Subscriptions showing unauthorized use (taken as a group), beginning with the date of the first violation through the end of the then current subscription term. Upon such payment, all such Restricted Use Subscriptions showing unauthorized use will be converted into full subscriptions for the remainder of the then current subscription term.

In the event this Order Form reflects an early renewal of Customer’s existing subscriptions purchased under applicable Order Forms under Contract No(s). 01477373, (as referenced in the corresponding invoice(s)), this Order Form shall replace such previous Customer’s Order Form(s) which is/are hereby terminated. Any credits applicable to fees paid in relation to such terminated Order Form(s) will be applied to this Order Form. In the event this Order Form reflects an on-time renewal of applicable Order Forms under Contract No(s). 01477373, the previous sentence about credits does not apply, and Order Forms related to such existing subscriptions shall be considered expired.

Notwithstanding anything in the Master Subscription Agreement or otherwise to the contrary, Customer agrees that any renewals of the subscriptions purchased under this Order Form shall be due and payable annually in advance and shall be for a minimum one-year term.

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Product Special Terms

CPQ Plus

In order to access the CPQ Plus Services, Customer’s system administrator must first install the managed package available at: http://steelbrick2.force.com/InstallCPQPlus

IMPORTANT:

As of November 1, 2020, SFDC will no longer support versions of the CPQ Plus managed package that are more than two releases behind the then-current generally available version of the CPQ Plus managed package. For more information, see: https://help.salesforce.com/articleView?id=000350866&type=1&mode=1

Scratch Org

The following terms shall govern all of Customer’s use of the Scratch Orgs functionality, whether provisioned pursuant to this or another Order Form. Scratch Orgs are for testing and development use only, and not for production use. As part of its system maintenance, SFDC will periodically delete any Scratch Org, including any associated data or Active Scratch Objects, as set forth in the Documentation. Deletion of an active Scratch Org shall not terminate Customer’s Scratch Org subscription; if an active Scratch Org is deleted during Customer’s Scratch Org subscription term, Customer may create a new active Scratch Org. Creation of new active Scratch Orgs count towards the daily scratch org limits set forth in the Documentation. Any representations, warranties and covenants in the Customer’s MSA regarding log retention, back-ups, disaster recovery, and return and deletion of data shall not apply to Scratch Orgs.

Heroku - Return, Hosting, and Deletion of Customer Data

Upon termination or expiration of the Order Term, Heroku will terminate the customer database and delete data in accordance with the Documentation subject to the remainder of this paragraph. In the event that an Order Term expires, and where Customer has not affirmatively indicated that it wishes to discontinue its Heroku Services by either (1) requesting the return of Customer Data submitted to the Heroku Services as described in the Documentation, (2) deleting Customer Data and code (“Customer Data”) submitted to the Heroku Services by deleting all accounts, or (3) making written request submitted to support@heroku.com indicating that Customer wishes to terminate its Heroku Services, Salesforce may, in its sole discretion, delay termination of the Heroku Services and continue to provide Services to Customer, invoicing Customer monthly in arrears for such service at SFDC’s then-current rate (“Continuation Services”) until the sooner of (a) such time as Customer makes a written request submitted to support@heroku.com to terminate such Continuation Services, or (b) SFDC ceases to provide Customer with Continuation Services in its sole discretion (but not longer than sixty days). Upon termination of the Continuation Services, Customer Data shall be deleted in accordance with the Documentation.

Billing Plus

To access Salesforce Billing Plus, Customer’s system administrator must first install it in Customer’s Salesforce instance via the following link: http://steelbrick2.force.com/InstallQTC. Each quantity of Salesforce Billing Plus quoted in this Order Form entitles Customer to use Salesforce Billing Plus to process up to USD 1M (or the equivalent in local currency used) in Total Invoice Amount over the duration of this Order Form. SFDC reserves the right to review the price paid by Customer under this Order Form in the event Customer has processed more than 30% over the overall Total Invoice Amount entitlement quoted hereunder during the subscription term. Customer understands that the above limitation is contractual in nature (i.e., it is not limited as a technical matter in the Service) and therefore agrees to strictly review its Users’ use of such subscriptions and enforce the limits set forth herein. SFDC may review Customer’s use of the subscriptions at any time through the Service. Unused Total Invoice Amount entitlement hereunder is forfeited at the end of the subscription term and does not roll over to subsequent subscription terms.

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Free Sandbox with Enterprise Edition

Sandbox subscriptions are for testing and development use only, and not for production use. As part of its system maintenance, SFDC may delete any Sandbox that Customer has not logged into for 150 consecutive days. Thirty or more days before any such deletion, SFDC will notify Customer (email acceptable) that the Sandbox will be deleted if Customer does not log into it during that 30-day (or longer) period. Deletion of a Sandbox shall not terminate Customer’s Sandbox subscription; if a Sandbox is deleted during Customer’s Sandbox subscription term, Customer may create a new Sandbox.

Heroku - 250k Connect Rows

The Heroku - 250k Connect Rows subscription allows Customer to sync up to 250,000 data rows between the Heroku Services and Customer’s instance of salesforce.com. Customer understands that the above limitation is contractual in nature (i.e., it is not enforced as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use of such subscriptions and enforce the applicable limitation. SFDC may review Customer’s use of such subscriptions at any time through the Service. If at any time during the subscription term, Customer exceeds its permitted number of Heroku Connect Rows, SFDC reserves the right to charge Customer list price for as many additional Heroku - 250k Connect Rows packages needed to cover all Heroku Connect Rows consumed in excess of the permitted number of Heroku Connect Rows. Such additional fees will be charged to Customer monthly in arrears via the billing or payment method specified above.

Heroku - 1,000 Add-on Credits - Data

Heroku - 1,000 Add-on Credits - Data includes 1,000 Add-on Credits per calendar month to be consumed with Data Add-ons only, identified at: https://devcenter.heroku.com/articles/heroku-enterprise. Customer understands that the above limitation is contractual in nature (i.e., it is not enforced as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use of such subscriptions and enforce the applicable limitation. SFDC may review Customer’s use of such subscriptions at any time through the Service. If in any calendar month, Customer exceeds its permitted number of Data Add-on Credits, SFDC reserves the right to charge Customer list price for as many additional Heroku - 1,000 Add-on Credits - Data packages needed to cover all Data Add-ons consumed in excess of the permitted number of Data Add-on Credits. Such additional fees will be charged to Customer monthly in arrears via the billing or payment method specified above. Unused Data Add-on Credits are forfeited at the end of each month and do not roll over to subsequent months. The beginning and end of each calendar month will conform with U.S. Pacific Time.

Heroku - 1,000 Add-on Credits - Partner

Heroku - 1,000 Add-on Credits - Partner includes 1,000 Add-on Credits per calendar month to be consumed with Partner Add-ons only, identified at: https://devcenter.heroku.com/articles/heroku-enterprise. Customer understands that the above limitation is contractual in nature (i.e., it is not enforced as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use of such subscriptions and enforce the applicable limitation. SFDC may review Customer’s use of such subscriptions at any time through the Service. If in any calendar month, Customer exceeds its permitted number of Partner Add-on Credits, SFDC reserves the right to charge Customer list price for as many additional Heroku - 1,000 Add-on Credits - Partner packages needed to cover all Partner Add-ons consumed in excess of the permitted number of Partner Add-on Credits. Such additional fees will be charged to Customer monthly in arrears via the billing or payment method specified above. Unused Partner Add-on Credits are forfeited at the end of each month and do not roll over to subsequent months. The beginning and end of each calendar month will conform with U.S. Pacific Time.

Partner Community/Customer Community (Members)

Subscriptions to Customer Community (Member) or Partner Community (Member) may not be purchased for use by Customer employees or other personnel of Customer. Each Customer Community (Member) or Partner Community (Member) subscription entitles the permitted number of member Users access to all such Communities within the same Org. Customer shall assign each member User a User profile or permission set that permits access to no more than 10 custom objects in the applicable community. Customer understands that the above limitations are contractual in nature (i.e., they are not limited as a technical matter in the Service) and therefore agrees to strictly review its Users’ use of such subscriptions and enforce the limits set forth herein. SFDC may review Customer’s use of the subscriptions at any time through the Service.

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Heroku - 1 Dyno Unit

Each Heroku - 1 Dyno Unit subscription includes 750 Dyno hours per month. Customer understands that the above limitation is contractual in nature (i.e., it is not enforced as a technical matter in the Service) and therefore agrees to strictly monitor its Users’ use o such subscriptions and enforce the applicable limitation. SFDC may review Customer’s use of such subscriptions at any time through th Service. If in any calendar month, Customer exceeds its permitted number of Dyno hours, SFDC reserves the right to charge Customer list price for as many additional Heroku - 1 Dyno Unit needed to cover all Dyno hours consumed in excess of the permitted number of Dyno hours. Such additional fees will be charged to Customer monthly in arrears via the billing or payment method specified above. Dyno hours are tracked by SFDC on a per-second basis. Unused Dyno hours are forfeited at the end of each month and do not roll over to subsequent months. The beginning and end of each calendar month will conform with U.S. Pacific Time.

Einstein Features

SFDC may offer Customer access to Einstein features via the Services. Customer’s use of the Einstein features shall be subject to the Order Form Supplement for Einstein features available at https://www.salesforce.com/company/legal/agreements.jsp (“Supplement”) which is hereby made part of this Order Form. Upon Customer’s first use of an Einstein feature in an instance of the Services, Customer will be presented with an In-App Message directing Customer to confirm acceptance of Einstein feature terms and conditions. Instructions for enabling/disabling each Einstein feature in any instance are outlined in the Documentation here: https://help.salesforce.com/apex/HTViewSolution?urlname=Einstein-Enable-Disable&language=en_US The functionality of the Einstein features shall not be considered a material component of the Services being provisioned hereunder. The Einstein features are not available to some customers, including Government Cloud as stated in the Documentation.

Purchase Order Information

Is a Purchase Order (PO) required for the purchase or payment of the products on this Order Form? (Customer to complete)

☒ No

☐ Yes - Please complete below

PO Number:

PO Amount:

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Upon signature by Customer and submission to salesforce.com, this Order Form shall become legally binding unless this Order Form is rejected by salesforce.com for any of the following reasons: (1) the signatory below does not have the authority to bind Customer to this Order Form, (2) changes have been made to this Order Form (other than completion of the purchase order information and the signature block), or (3) the requested purchase order information or signature is incomplete or does not match our records or the rest of this Order Form. Subscriptions are non-cancelable before their Order End Date.

This Order Form is governed by the terms of the salesforce.com Master Subscription Agreement found at https://www.salesforce.com/company/msa.jsp, unless (i) Customer has a written master subscription agreement executed by salesforce.com for such Services as referenced in the Documentation, in which case such written salesforce.com master subscription agreement will govern or (ii) otherwise set forth herein.

Customer:	Wealth Dynamics Pte Ltd

Signature	/s/ Suraj Naik

Name	Suraj Naik

Business Title	General Manager

Authority Level	C Level Executive

Date	October 19, 2020 | 06:36 PDT

Confidential and proprietary. © Copyright 2000-2017 salesforce.com, inc. All rights reserved.

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salesforce.com Singapore Pte Ltd	ORDER FORM for Wealth Dynamics Pte Ltd
5 Temasek Boulevard	Offer Valid Through: 07/10/2020
#13-01 Suntec Tower 5	Proposed by: Sarika Khushani
Singapore 038985	Quote Number: Q-04085856

ORDER FORM

Address Information

Bill To:	Ship To:
One George Street #10-01	One George Street #10-01
Singapore	Singapore
Singapore, 049145	Singapore, 049145
SG - Singapore	SG - Singapore

Billing Company Name: Wealth Dynamics Pte Ltd	Billing Phone: +65 97107275
Billing Contact Name: Suraj Naik	Billing Fax:
Billing Email Address: suraj@wealthdynamics.org	Billing Language: English

Terms and Conditions

Contract Start Date*: 22/12/2020	Payment Method: Wire Transfer
Contract End Date*: 21/12/2022	Payment Terms: Net 30
Billing Frequency: Semi-annual	Billing Method: Email

Services

	Order	Order	Order Term	Monthly/
Services	Start Date*	End Date*	(months)*	Unit Price**	Quantity	Total Price
Sender Authentication Package	22/12/2020	21/12/2022	24	USD 31.25	1	USD 750.00
Super Messages (1,000)	22/12/2020	21/12/2022		USD 1.00	40,000	USD 40,000.00
Private IP / Dedicated IP	22/12/2020	21/12/2022	24	USD 25.00	2	USD 1,200.00
ExactTarget - Corporate Edition - FP	22/12/2020	21/12/2022	24	USD 3,487.50	1	USD 83,700.00
Additional Contacts - Corporate Edition (1,000)	22/12/2020	21/12/2022	24	USD 0.63	1,955	USD 29,559.60
					Total: USD 155,209.60

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*If this Order Form is executed and/or returned to salesforce.com by Customer after the Order Start Date above, salesforce.com may adjust the Order Start Date and Order End Date, without increasing the Total Price, based on the date salesforce.com activates the products and provided that the total term length does not change. Following activation, any adjustments to such Order Start Date and Order End Date may be confirmed by logging into Checkout, by reference to the order confirmation email sent by salesforce.com to the Billing Email Address above, and/or by contacting Customer Service.

**The Monthly/Unit Price shown above has been rounded to two decimal places for display purposes. As many as eight decimal places may be present in the actual price. The totals for this order were calculated using the actual price, rather than the Monthly/Unit Price displayed above, and are the true and binding totals for this order

Prices shown above do not include any taxes that may apply. Any such taxes are the responsibility of Customer. This is not an invoice.

For customers based in the United States, any applicable taxes will be determined based on the laws and regulations of the taxing authority(ies) governing the “Ship To” location provided by Customer on this Order Form.

Usage Details

By Account

Usage Type	Start Date	End Date	Quantity	Overage Rate
Super Messages	22/12/2020	21/12/2022	60,000,000	USD 0.00125000

By Tenant ID

Usage Type	Start Date	End Date	Tenant ID	Quantity	Overage Rate
Corporate Edition Contacts	22/12/2020	21/12/2022	7207677	2,000,000	USD 0.00094500

Pricing Schedule

	Monthly/
Product	Unit Price**	Quantity For
Sender Authentication Package	USD 31.25	1
Super Messages (1,000)	USD 1.00	40000
ExactTarget - Corporate Edition - FP	USD 3,487.50	1
Private IP / Dedicated IP	USD 25.00	2
Additional Contacts - Corporate Edition (1,000)	USD 0.63	1955

The pricing in the Pricing Schedule above is stated in terms of monthly per-subscription pricing. In case the above Pricing Schedule provides for tiered pricing, the volume pricing levels are monthly and are based upon the aggregate total number of full-use subscriptions of the applicable Services purchased by the customer entity executing this Order Form (“Customer”) which are in effect as of this Order Form’s Order Start Date. Any price decreases shall have no effect on previously purchased subscriptions. Only add-on Orders by Customer that are associated with this Order Form, for the same Service and edition, during the order term herein, are eligible for the applicable volume pricing levels under this Pricing Schedule. If a single additional add-on Order raises the aggregate number of subscriptions for any product listed in the table above the threshold limits specified above, only those subscriptions exceeding the new threshold are entitled to the reduced pricing. Volume discounts do not accumulate across different Services or editions. Any renewals of the subscriptions purchased under this Order Form are not eligible for this Pricing Schedule unless expressly agreed to in writing between the parties in an applicable renewal Order Form.

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Quote Special Terms

Notwithstanding anything in the Master Subscription Agreement or otherwise to the contrary, Customer agrees that any renewals of the subscriptions purchased under this Order Form shall be due and payable annually in advance and shall be for a minimum one-year term.

In the event this Order Form reflects an early renewal of Customer’s existing subscriptions purchased under applicable Order Forms under Contract No(s). 02050348, (as referenced in the corresponding invoice(s)), this Order Form shall replace such previous Customer’s Order Form(s) which is/are hereby terminated. Any credits applicable to fees paid in relation to such terminated Order Form(s) will be applied to this Order Form. In the event this Order Form reflects an on-time renewal of applicable Order Forms under Contract No(s). 02050348, the previous sentence about credits does not apply, and Order Forms related to such existing subscriptions shall be considered expired.

Product Special Terms

NOTICE - Contacts

Contacts must be used before the End Date set forth in the Usage Details table herein - no rollover will be permitted. Usage fees do not include taxes or overage fees. Customer will be invoiced for any applicable taxes or overage fees as set forth in the Agreement and this Order Form. Usage will be calculated based on Central Standard Time. Additional units may be purchased at any time during the term of this Order Form; however, if Customer fails to order additional units prior to exhausting its then-current unit volume, the applicable overage rates for such units as set forth in this Order Form will apply. Overage fees will be billed monthly, in arrears, for each month that Customer exceeds its then-current volume.

NOTICE - Marketing Cloud Einstein

Customer acknowledges that SFDC may access Customer Data submitted to services and features branded as Einstein for the purpose of training and improving similar or related services and features, and Customer instructs SFDC to process its Customer Data for such purpose. SFDC retains all right, title, and interest in and to all system performance data, machine learning algorithms, and aggregated results of such machine learning. SFDC will not share Customer’s Customer Data with any other customers.

NOTICE - Einstein Engagement

Einstein Engagement is provided using technology infrastructure used by the Einstein Platform and the Marketing Cloud ExactTarget and Predictive Intelligence Services. As a result, any representations, warranties and covenants regarding the service levels, privacy, security, or disaster recovery measures that are specific to Marketing Cloud Services are hereby disclaimed with respect to Einstein Engagement and otherwise replaced by the information described in the applicable Trust and Compliance Documentation. Einstein Engagement is subject to the Marketing Cloud Trust and Compliance Documentation as applicable to ExactTarget and Predictive Intelligence and the Einstein Platform Trust and Compliance Documentation. The following “NOTICES” terms apply: Marketing Cloud Einstein.

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ExactTarget - Corporate Edition

Includes the following ExactTarget Services: 10,000,000 Super Messages per annum, 45,000 Contacts, and up to 45 users. In addition, Einstein Engagement and the following Predictive Intelligence Services are included in this Edition: Intelligent Email (Predictive Email Content), Web & Mobile Analytics, and Intelligent Web (Predictive Web Recommendations). Additional information on features included in Corporate Edition can be found at: http://sfdc.co/ETMCpricing. The following “NOTICES” terms apply: Location, Email Messaging, Marketing Cloud Einstein, Mobile Messaging, Predictive Intelligence, Einstein Engagement, Utilization, and Contacts. The purchase of Professional Services is recommended for optimal implementation of Predictive Email Content and Journey Builder. Implementation of Predictive Email Content and Journey Builder are not required for use of other features within this Edition.

Super Messages (1,000)

A Quantity of 1 includes 1,000 Super Messages. Super Messages must be used within the applicable Order Start and End Dates. A detailed description of Super Messages and how they may be used can be found at http://www.sfdcstatic.com/assets/pdf/misc/marketing_cloud_super_message_bundles.pdf. The following “NOTICES” terms apply: Utilization.

NOTICE – Email Messaging

The Marketing Cloud Trust and Compliance Documentation at https://help.Salesforce.com/articleView?id=Marketing-Cloud-Trust-and-Compliance-Documentation&language=en_US&type=1 as applicable to ExactTarget applies with respect to use of these Services.

NOTICE - Location Services

Customer’s use of Location Services shall comply with the following Google terms of use:

• Maps Terms - https://maps.google.com/help/terms_maps.html

• Legal Notices - https://maps.google.com/help/legalnotices_maps.html

• Acceptable Use Policy - https://www.google.com/enterprise/earthmaps/legal/us/maps_AUP.html

NOTICE – Mobile Messaging

Text Messaging - Applicable to SMS and MMS messaging (“Text Services”) Customer shall: (a) use the Text Services in accordance with the Marketing Cloud Notices and License Information at https://help.Salesforce.com/articleView?id=Marketing-Cloud-Trust-and-Compliance-Documentation&language=en_US&type=1 as applicable to ExactTarget and (b) indemnify, defend, and hold SFDC, the Aggregators, and their respective affiliates harmless from and against any claim or loss arising from or relating to Customer’s use of the Text Services or Customer Data sent via the Text Service. ANY LIMITATION OF LIABILITY SET FORTH IN THE MSA SHALL NOT APPLY WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS IN (b) ABOVE. Note: Only first instance messages (e.g., STOP, QUIT, CANCEL, END, UNSUBSCRIBE as the first word), as described in the Documentation, will stop recipients from receiving messages.

NOTICE - Predictive Intelligence

Predictive Intelligence is provided using technology infrastructure different from that used by the ExactTarget Services. As a result, any representations, warranties and covenants regarding the service levels, support, privacy, security, or disaster recovery measures that are specific to the ExactTarget Services are hereby disclaimed with respect to Predictive Intelligence and otherwise replaced by the information described in the applicable Trust and Compliance Documentation.

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NOTICE - Utilization

Utilization units must be used before the End Date set forth in the Usage Details Table herein – no rollover will be permitted. Usage fees do not include taxes or overage fees. Customer will be invoiced for any applicable taxes or overage fees as set forth in the Agreement and this Order Form. Usage will be calculated based on Central Standard Time. Additional units may be purchased at any time during the term of this Order Form; however, if Customer fails to order additional units prior to exhausting its then-current unit volume, the applicable overage rates for such units as set forth in this Order Form will apply. Overage fees will be billed monthly, in arrears. Contacts overage fees will be billed monthly for each month that Customer exceeds its then-current unit volume. Customer understands that usage limitations are contractual in nature (i.e., these limitations are not limited as a technical matter in the Services) and therefore agrees to strictly review its Users’ usage and enforce the limits set forth herein.

Purchase Order Information

Is a Purchase Order (PO) required for the purchase or payment of the products on this Order Form? (Customer to complete)

☒ No

☐ Yes - Please complete below

PO Number:

PO Amount:

Upon signature by Customer and submission to salesforce.com, this Order Form shall become legally binding unless this Order Form is rejected by salesforce.com for any of the following reasons: (1) the signatory below does not have the authority to bind Customer to this Order Form, (2) changes have been made to this Order Form (other than completion of the purchase order information and the signature block), or (3) the requested purchase order information or signature is incomplete or does not match our records or the rest of this Order Form. Subscriptions are non-cancelable before their Order End Date.

This Order Form is governed by the terms of the salesforce.com Master Subscription Agreement found at https://www.salesforce.com/company/msa.jsp, unless (i) Customer has a written master subscription agreement executed by salesforce.com for such Services as referenced in the Documentation, in which case such written salesforce.com master subscription agreement will govern or (ii) otherwise set forth herein.

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Customer:	Wealth Dynamics Pte Ltd

Signature	/s/ Suraj Naik

Name	Suraj Naik

Business Title	CMO

Authority Level	C Level Executive

Date	December 9, 2020 | 01:36 PST

Confidential and proprietary. © Copyright 2000-2017 salesforce.com, inc. All rights reserved.

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